News Release

Medgenics Sets Record Date for 2012 Annual Meeting of Stockholders

MISGAV, Israel and SAN FRANCISCO (January 25, 2012) – Medgenics, Inc. (NYSE Amex: MDGN and AIM: MEDU, MEDG) (the “Company”), the developer of a novel technology for the sustained production and delivery of therapeutic proteins in patients using their own tissue, today announced that its Board of Directors has set the close of business on March 2, 2012 (5:00 p.m., PST) as the record date for stockholders entitled to vote at the Company’s 2012 Annual Meeting of Stockholders. The Company will hold its Annual Meeting on April 3, 2012 at the offices of Duane Morris LLP located at 1540 Broadway, New York, New York (or such other time and location as may be determined by the Chairman or Chief Executive Officer of the Company).

In addition, the Company wishes to inform stockholders that the deadline for submitting a timely stockholder proposal for potential inclusion in the proxy statement for the 2012 Annual Meeting of Stockholders has been set at February 24, 2012. In order for a stockholder proposal to be considered for inclusion in the proxy statement, it must be received by the Company on or prior to the close of business on February 24, 2012 (5:00 p.m., PST) at its principal executive offices at 555 California Street, Suite 365, San Francisco, California 94104. Notices of stockholder proposals or director nominations intended to be presented at the 2012 Annual Meeting must also be received on or prior to the close of business on February 24, 2012 (5:00 p.m., PST) at the same address. These notices and stockholder proposals should be sent to the attention of Eugene A. Bauer, M.D., Executive Chairman of the Board.

The Company plans to file a proxy statement in connection with the 2012 Annual Meeting of Stockholders with the Securities and Exchange Commission (SEC). When completed, the proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 will be sent to stockholders of record and will also be available on the SEC’s website at www.sec.gov and on the Company’s website at www.medgenics.com.

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About Medgenics

Medgenics is developing and commercializing Biopump™, a proprietary tissue-based platform technology for the sustained production and delivery of therapeutic proteins using the patient's own skin biopsy for the treatment of a range of chronic diseases including anemia, hepatitis C and hemophilia. Medgenics believes this approach has multiple benefits compared with current treatments, which include regular and costly injections of therapeutic proteins.

Medgenics has three long-acting protein therapy products in development based on this technology:

•	EPODURE (now completing a Phase I/II dose-ranging trial) to produce and deliver erythropoietin for many months from a single administration, has demonstrated elevation and stabilization of hemoglobin levels in anemic patients for six to more than 36 months;
•	INFRADURE (planning to commence a Phase I/II trial in Israel in 1H12 in hepatitis C) to produce a sustained therapeutic dose of interferon-alpha for use in the treatment of hepatitis;
•	HEMODURE is a sustained Factor VIII therapy for the prophylactic treatment of hemophilia, now in development.

Medgenics intends to develop its innovative products and bring them to market via strategic partnerships with major pharmaceutical and/or medical device companies.

In addition to treatments for anemia, hepatitis and hemophilia, Medgenics plans to develop and/or out-license a pipeline of future Biopump™ products targeting the large and rapidly growing global protein therapy market, which is forecast to reach $132 billion in 2013. Other potential applications for Biopumps™ include multiple sclerosis, arthritis, pediatric growth hormone deficiency, obesity and diabetes.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

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For further information, contact:

Medgenics, Inc. Dr. Andrew L. Pearlman Andrew.pearlman@medgenics.com LHA Anne Marie Fields afields@lhai.com	Phone: +972 4 902 8900 Phone: 212-838-3777
Abchurch Communications Adam Michael Joanne Shears Jamie Hooper jamie.hooper@abchurch-group.com	Phone: +44 207 398 7719
Religare Capital Markets (NOMAD) Emily Staples	Phone: +44 207 444 0800
SVS Securities plc (Joint Broker) Alex Mattey Ian Callaway	Phone: +44 207 638 5600
Nomura Code Securities (Joint Broker) Jonathan Senior	Phone: +44 207 776 1219

- Ends -

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